Exhibit 99 (p)(1)

HUMANKIND BENEFIT CORPORATION

CODE OF ETHICS
Adopted Under Rule 17j-1

While affirming its confidence in the integrity and good faith of all of its officers and Directors, Humankind Benefit Corporation (the "Company"), recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain of officers, employees and Directors could place such individuals, if they engage in personal transactions in securities which are eligible for invest- ment by the Company, in a position where their personal interest may conflict with that of the Company.

In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act"), the Company has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I.	Statement of General Principles.

In recognition of the Company and confidence placed in the Company by its sharehold- ers, and to give effect to the Company’s belief that its operations should be directed to the benefit of its shareholders, the Company hereby adopts the following general principles to guide the ac- tions of its Directors, officers and employees:

(1)
The interests of the Company’s shareholders are paramount, and all of the Com- pany’s personnel must conduct themselves and their operations to give maxi- mum effect to this tenet by assiduously placing the interests of the shareholders before their own.

(2)
All personal transactions in securities by the Company’s personnel must be ac- complished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Company and its shareholders.

(3)
All of the Company’s personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Company, or that otherwise bring into question the person’s independence or judgment.

II.	Definitions.

(1)
"Access Person" shall mean (i) each director/Director or officer of the Company, (ii) each director/Director, officer or employee of the Company or any of the Company’s advisers or sub-advisers (or of any company in a Control relation- ship to the Company or such advisers or sub-advisers) who, in connection with his or her regular functions or duties, makes, participates in, or obtains infor- mation regarding, the purchase or sale of a Security by the Company or any series thereof (each a "Fund"), or whose functions relate to the making of any recommendations with respect to such purchases or sales, (iii) any natural person in a Control relationship to the Company or any of the Company’s advisers or sub-advisers who obtains information concerning recommendations made to the Company with respect to the purchase or sale of a Security by any Fund; and(iv) each director, officer or general partner of any principal underwriter for the Company, but only where such person, in the ordinary course of business, either makes, participates in, or obtains information regarding the purchase or sale of Securities by the Fund(s), or whose functions relate to the making of recommen- dations regarding Securities to the Fund(s).

(2)
"Automatic Investment Plan" shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment ac- counts in accordance with a predetermined schedule and allocation. An Auto- matic Investment Plan includes a dividend reinvestment plan.

(3)
"Beneficial Ownership" of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself the beneficial owner of any securities in which he has a direct or indirect pecuniary interest. In addition, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

(4)
"Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.  Section 2(a)(9) provides that "control" means the power to exercise  a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Own- ership of 25% or more of a company’s outstanding voting security is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

(5)	"Independent Director" means a Director of the Company who is not an "inter- ested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

(6)
"Initial Public Offering" ("IPO") means an offering of Securities registered un- der the Securities Act of 1933, the issuer of which, immediately before registra- tion, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

(7)	"Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) in the Secu- rities Act of 1933.

(8)
"Special Purpose Investment Personnel" means each Access Person who, in con- nection with his or her regular functions (including, where appropriate, attend- ance at Board meetings and other meetings at which the official business of the Company or any Fund thereof is discussed or carried on), obtains contempora- neous information regarding the purchase or sale of a Security by a Fund. Spe- cial Purpose Investment Personnel shall occupy this status only with respect to those Securities as to which he or she obtains such contemporaneous infor- mation.

(9)	"Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

(10)
"Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, in- cluding repurchase agreements, and shares issued by registered, open-end mu- tual funds.

(11)
A Security "held or to be acquired" by the Company or any Fund means (A) any Security which, within the most recent fifteen days, (i) is or has been held by the Company or any Fund thereof, or (ii) is being or has been considered by a Fund’s investment adviser or sub-adviser for purchase by the Fund; (B) and any option to purchase or sell and any Security convertible into or exchangeable for any Security described in (A) above.

(12)
A Security is "being purchased or sold" by the Company from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Company until the time when such program has been fully completed or terminated.

III.	Prohibited Purchases and Sales of Securities.

(1)	No Access Person shall, in connection with the purchase or sale, directly or in- directly, by such person of a Security held or to be acquired by the Company or any Fund:

(A)	Employ any device, scheme or artifice to defraud such Fund;

(B)
Make to such Fund any untrue statement of a material fact or omit to state to such Fund a material fact necessary in order to make the state- ments made, in light of the circumstances under which they are made, not misleading;

(C)	Engage in any act, practice or course of business which would operate as a fraud or deceit upon such Fund; or

(D)	Engage in any manipulative practice with respect to a Fund.

(2)
No Special Purpose Investment Personnel may purchase or sell, directly or indi- rectly, any Security as to which such person is a Special Purpose Investment Personnel in which he had (or by reason of such transaction acquires) any Ben- eficial Ownership at any time within 7 calendar days before or after the time that the same (or a related) Security is being purchased or sold by any Fund.

(3)	No Special Purpose Investment Personnel may sell a Security as to which he or she is a Special Purpose Investment Personnel within 60 days of acquiring ben- eficial ownership of that Security.

IV.	Additional Restrictions and Requirements.

(1)	Each Access Person must obtain approval from the Chief Compliance Officer before acquiring Beneficial Ownership of any securities offered in connection with an IPO or a Private Placement.

(2)	No Access Person shall accept or receive any gift of more than de minimis value from any person or entity that does business with or on behalf of the Company.

(3)
Each Access Person (other than the Company’s Independent Directors) who is not required to provide such information under the terms of a code of ethics described in Section VII hereof must provide to the Chief Compliance Officer, no later than ten days after he or she becomes an Access Person, an initial hold- ings report, and, within forty-five days after the end of each calendar year, an annual holdings report. The initial and annual holding reports shall disclose:

(A)	The title, number of shares and principal of amount of each Security in which such Access Person had any direct or indirect Beneficial Owner- ship;

(B)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(C)	The date that the report was submitted by the Access Person.

The information included in the initial holdings report must be current as of a date no more than 45 days prior to the date such person becomes an Access Person. The information included in the annual holdings report must be as of each calendar year-end. The Holdings Report, for both initial and annual report- ing purposes, is attached as Exhibit II.

(4)
Access Persons are not required to submit an initial or annual holdings report with respect to transactions effected for, and Securities held in, any account over which the Access Person has no direct or indirect influence or Control.

V.	Reporting Obligations.

(1)
Except as discussed below, each Access Person (other than the Company’s In- dependent Directors) shall report all transactions in Securities in which the per- son has, or by reason of such transaction acquires, any direct or indirect Benefi- cial Ownership. Reports shall be filed with the Chief Compliance Officer quar- terly. The Chief Compliance Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to an officer des- ignated to receive his or her reports ("Alternate Chief Compliance Officer"), who shall act in all respects in the manner prescribed herein for the Chief Com- pliance Officer.

(2)	Every report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(A)	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

(B)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(C)	The price of the Security at which the transaction was effected;

(D)	The name of the broker, dealer or bank with or through whom the trans- action was effected;

(E)	The date the report was submitted by the Access Person; and

(F)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect ben- efit of the Access Person:

(i)	The name of the broker, dealer or bank with whom the Access Person established the account;

(ii)	The date the account was established; and

(iii)	The date the report was submitted by the Access Person. The Quarterly Transaction Report is attached as Exhibit I.

(3)
Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Securities to which the report relates.

(4)
An Access Person need not make a quarterly transaction report with respect to transactions effected pursuant to an Automatic Investment Plan. In addition, Access Persons are not required to submit a quarterly transaction report with respect to transactions effected for, and Securities held in, any account over which the Access Person has no direct or indirect influence or Control.

(5)	In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

(6)
An Access Person who would otherwise be required to report his or her transac- tions under this Code shall not be required to file reports pursuant to this Section V where such person is required to file reports pursuant to a code of ethics de- scribed in Section VII, hereof.

(7)
An Independent Director shall report transactions in Securities only if the Direc- tor knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Director, should have known, that during the 15 day period immediately preceding or following the date of the Director’s transaction, such Security was purchased or sold, or was being considered for purchase or sale, by the Company. (The "should have known" standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting a Funds’ investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Fund’s portfolio holdings, market considerations, or the Fund’s investment policies, objectives and restrictions.)

(8)
An Access Person need not submit a quarterly report if the report would dupli- cate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer, provided that all required information is contained in the broker trade confirmations or account statements and is re- ceived by the Chief Compliance Officer no later than 30 days after the end of the calendar quarter.

(9)
Each Independent Director shall report the name of any publicly-owned com- pany (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company’s outstanding shares. Such report shall be made promptly after the date on which the Director’s ownership interest equaled or exceeded 1/2 of 1%.

VI.	Review and Enforcement.

(1)
The Chief Compliance Officer is responsible for identifying each person who is
(a) an Access Person of the Company; and (b) required to report his or her trans- actions under this Code and shall inform such Access Persons of their reporting obligation under the Code. Such Access Persons shall execute the Initial Com- pliance Certification and the Annual Compliance Certification attached hereto as Exhibit III and Exhibit IV, respectively.

(2)
The Chief Compliance Officer shall compare all reported personal securities transactions with completed portfolio transactions of the Company and a list of securities being considered for purchase or sale by the Company’s adviser(s) and/or sub-adviser(s) to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Chief Compliance Officer shall give such person an oppor- tunity to supply additional explanatory material.

(3)
If the Chief Compliance Officer determines that a violation of this Code may have occurred, he shall submit his written determination, together with the con- fidential monthly report and any additional explanatory material provided by the individual, to the President of the Company and outside counsel, who shall make an independent determination as to whether a violation has occurred.

(4)
If the President and outside counsel find that a violation has occurred, the Pres- ident shall impose upon the individual such sanctions as he or she deems appro- priate and shall report the violation and the sanction imposed to the Board of Directors of the Company.

(5)
No person shall participate in a determination of whether he has committed a violation of the Code or of the imposition of any sanction against himself. If a securities transaction of the President is under consideration, any other Company officer shall act in all respects in the manner prescribed herein for the President.

VII.	Investment Adviser’s, Administrator’s or Principal Underwriter’s Code of Ethics.

Each investment adviser (including, where applicable, any sub-adviser), administrator or manager (where applicable), and principal underwriter of the Company shall:

(1)	Submit to the Board of Directors of the Company a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1;

(2)	Promptly report to the Company in writing any material amendments to such code of ethics;

(3)	Promptly furnish to the Company, upon request, copies of any reports made pur- suant to such code of ethics by any person who is an Access Person as to the Company;

(4)	Shall immediately furnish to the Company, without request, all material infor- mation regarding any violation of such code of ethics by any person who is an Access Person as to the Company; and

(5)
At least once a year, provide the Company a written report that describes any issue(s) that arose during the previous year under its code of ethics, including any material code violations and any resulting sanction(s), and a certification that it has adopted measures reasonably necessary to prevent its personnel from violating its code of ethics.

VIII.	Annual Written Report to the Board.

At least once a year, the Chief Compliance Officer for the Company will provide the Board of Directors a written report that includes:

(1)	Issues Arising Under the Code. The Report will describe any issue(s) that arose during the previous year under the Code, including any material Code violations, and any resulting sanction(s).

(2)	Certification. The Report will certify to the Board of Directors that the Com- pany has adopted measures reasonably necessary to prevent its personnel from violating the Code.

IX.	Records.

The Company shall maintain records in the manner and to the extent set forth below, which records may be maintained under the conditions described in Rule 31a-2 under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Com- mission.

(1)	A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

(2)
A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(3)
A copy of each report submitted by an Access Person who is required to report under this Code, including any information provided in lieu of any such reports, shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place;

(4)
A list of all persons who are, or within the past five years have been, required to submit their reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

(5)
A copy of each annual report to the Board of Directors will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

(6)
A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in an IPO or a Private Placement, shall be preserved for at least five years after the end of the fiscal year in which the approval is granted.

X.	Miscellaneous.

(1)	Confidentiality. All reports of securities transactions and any other information filed with the Company pursuant to this Code shall be treated as confidential.

(2)	Interpretation of Provisions. The Board of Directors may from time to time adopt such interpretations of this Code as it deems appropriate.

(3)
Periodic Review and Reporting. The President of the Company shall report to the Board of Directors at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.

EXHIBIT I

QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

For The Calendar Quarter Ended___________

Instructions

1.     List transactions in Reportable Securities held in any account (that is, each account in which you may be deemed to have Beneficial Ownership) as of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

2.         Write “none” if you had no transactions in Reportable Securities during the quarter.

3.         You must submit this form within 30 days after the end of the calendar quarter.

4.         If you submit copies of your monthly brokerage statements to the firm, and those monthly brokerage statements disclose the required information with respect to all Reportable Securities in which you may be deemed to have Beneficial Ownership, you need not file this form unless you established a new account during the quarter.

Name of Security[16]	Date of Transaction	Purchase/ Sale	No. of Shares or Principal Amount	Price	Broker, Dealer or Other Party Through Whom Transaction Was Made

During the previous quarter, I established the following accounts with a broker, dealer or bank:

Broker, Dealer or Bank	Account Number	Date Established

Certifications: I hereby certify that:

1.	The information provided above is correct.
2.	This report excludes transactions with respect to which I had no direct or indirect influence or control.

Date:	Signature:

Name:

[16]	Including interest rate and maturity, if applicable.

EXHIBIT II
HOLDINGS REPORT

AS OF_________________________[DATE]	☐ Initial
☐ Annual

Instructions

1.          List each Reportable Security in each account in which you may be deemed to have Beneficial Ownership that you held at the end of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

2.          Deadline for Submission:

Initial: You must submit this form within 10 days of becoming an Access Person.

Annual: You must submit this form no later than 30 days from December 31 of each year. Write “none” if you did not hold any Reportable Securities at year-end.

3.          You must complete and sign this form whether or not you or your broker sends statements directly to the firm.

Name of Security[17]	Name of Broker, Dealer or Bank	No. of Shares or Principal Amount	Registration on Account	Nature of Interest	Ac- count Number

Certifications: I hereby certify that:

1.          The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Reportable Securities in which I may be deemed to have Beneficial Ownership as of the date listed above.

2.          I have read the Code of Ethics and the Insider Trading Procedures and certify that I am in compliance with them.

3.          This report excludes holdings with respect to which I had no direct or indirect influence or control.

Date:	Signature:

Name:

EXHIBIT III

[17]	Including interest rate and maturity, if applicable.

COMPLIANCE CERTIFICATION

Initial Certification

(Privileged and Confidential Information)

HUMANKIND BENEFIT CORPORATION

CODE OF ETHICS

INITIAL ACKNOWLEDGMENT FORM

I have read the Code of Ethics of Humankind Benefit Corporation and I understand the requirements thereof. I certify that I will comply with the Code. I understand that any violation of the Code may lead to sanctions or other significant remedial action.

I understand that there are prohibitions and restrictions on certain types of securities transactions imposed by the Code.

Print Name

Signature

Date

EXHIBIT IV

COMPLIANCE CERTIFICATION

Annual Certification

(Privileged and Confidential Information)

HUMANKIND BENEFIT CORPORATION

CODE OF ETHICS

ANNUAL ACKNOWLEDGMENT FORM

I have read the Code of Ethics of Humankind Benefit Corporation. I understand the requirements thereof, and except as otherwise disclosed to the Chief Compliance Officer, I certify that I have, to date, complied with, and will continue to comply with, such requirements. I understand that any violation of the Code may lead to sanctions or significant remedial action.

I understand that there are prohibitions and restrictions on certain types of securities transactions imposed by the Code.

Print Name

Signature

Date